UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 7, 2022, Village Practice Management Company, LLC (“VillageMD”), of which a majority of the outstanding equity interests on a fully diluted basis are beneficially owned by Walgreens Boots Alliance, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among VillageMD, Project Teton Merger Sub LLC, a wholly-owned subsidiary of VillageMD (“Merger Sub”), WP CityMD Topco LLC (“Summit Health-CityMD”) and Shareholder Representative Services LLC, solely in its capacity as representative and agent of the unitholders of Summit Health-CityMD.

Pursuant to the terms and subject to the conditions of the Merger Agreement, VillageMD will acquire all of the outstanding equity interests of Summit Health-CityMD in exchange for $7 billion in aggregate consideration, plus the assumption of approximately $1.9 billion in net debt (the “Summit Health-CityMD Acquisition Purchase Price”), subject to certain adjustments set forth therein (the “Summit Health-CityMD Acquisition”). The Summit Health-CityMD Acquisition Purchase Price will be comprised of a combination of up to $4.95 billion in cash (with payment of $100 million of the cash consideration to be paid one year following closing) and the remainder in Class E-3 Preferred Units of VillageMD, subject to allocation among Summit Health-CityMD equityholders, including individual elections and certain prorationing adjustments.

VillageMD expects to fund the cash portion of the Summit Health-CityMD Acquisition Purchase Price through a combination of cash on hand, amounts received from the VillageMD Investment, amounts received from the investment by Cigna in VillageMD, amounts received under a promissory note previously issued by a subsidiary of the Company and amounts available under the VillageMD Facilities, as further described in Item 8.01 herein.

The consummation of the Summit Health-CityMD Acquisition is subject to customary closing conditions, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the receipt of approval of the unitholders of Summit Health-CityMD.

The Merger Agreement contains specified termination rights of VillageMD and Summit Health-CityMD and, upon the termination of the Merger Agreement under such specified circumstances, including the failure of the applicable waiting period under the HSR Act to expire or terminate by a specified outside date or the Summit Health-CityMD Acquisition otherwise being prohibited pursuant to a government order under antitrust laws, VillageMD will be required to pay Summit Health-CityMD a termination fee of $300 million. The Summit Health-CityMD Acquisition is expected to close in the first quarter of calendar year 2023.

The foregoing description of the Merger Agreement and the Summit Health-CityMD Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants in the Merger Agreement are qualified by confidential disclosure schedules and were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk among those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of VillageMD, Merger Sub, Summit Health-CityMD or any of their respective subsidiaries or affiliates.

Unit Purchase Agreement

On November 7, 2022, in connection with the entry into the Merger Agreement, WBA Acquisition 5, LLC (“Walgreens”), a subsidiary of the Company, entered into a Class E Preferred Unit and Class F Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”), by and among Walgreens, Cigna Health & Life Insurance Company (“Cigna”), VillageMD and, for certain purposes specified therein, the Company and certain other members of VillageMD.

Pursuant to the terms and subject to the conditions of the Unit Purchase Agreement, Walgreens will acquire Class E-2 Preferred Units and Class F-2 Preferred Units of VillageMD (the “VillageMD Investment”) in exchange for $1.97 billion in aggregate consideration (the “VillageMD Investment Purchase Price”). Immediately following the VillageMD Investment, the Company will remain the largest equityholder of VillageMD, with beneficial ownership of approximately 53% of the outstanding equity interests of VillageMD on a fully diluted basis. The VillageMD Investment Purchase Price will be comprised of a combination of (i) $1.75 billion in cash and (ii) $220 million in a credit issued by VillageMD for certain fees payable by VillageMD in connection with the VillageMD Facilities. The VillageMD Investment is for the purpose of funding part of the cash portion of the Summit Health-CityMD Acquisition Purchase Price and related fees and expenses, with any remainder to be used for general corporate purposes.

The Company expects to fund the cash portion of the VillageMD Investment Purchase Price through cash on hand and credit facilities. The Company will continue to consolidate VillageMD for purposes of its consolidated financial statements following the consummation of the VillageMD Investment and the Summit Health-CityMD Acquisition.

Also pursuant to the terms and subject to the conditions of the Unit Purchase Agreement, Cigna will acquire Class E-1 Preferred Units and Class F-1 Preferred Units of VillageMD (the “VillageMD Investment”) in exchange for $2.50 billion in aggregate consideration. In addition, subject to certain terms and conditions set forth in the Unit Purchase Agreement, Cigna may acquire up to an additional $200 million in Class F Preferred Units of VillageMD.

The consummation of the VillageMD Investment is subject to customary closing conditions. The Unit Purchase Agreement also contains certain customary termination rights of Walgreens and VillageMD. The VillageMD Investment is expected to close immediately prior to the Summit Health-CityMD Acquisition in the first quarter of calendar year 2023.

The foregoing description of the Unit Purchase Agreement and the VillageMD Investment does not purport to be complete and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference. The representations, warranties and covenants in the Unit Purchase Agreement are qualified by confidential disclosure schedules and were made solely for the benefit of the parties to the Unit Purchase Agreement for the purpose of allocating contractual risk among those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of Walgreens, the Company, VillageMD or any of their respective subsidiaries or affiliates.

Eighth Amended and Restated Limited Liability Company Agreement

In connection with the consummation of the Summit Health-CityMD Acquisition and the VillageMD Investment, VillageMD and its members, including Walgreens and certain other subsidiaries of the Company, will amend and restate in its entirety the existing Seventh Amended and Restated Limited Liability Company Agreement of VillageMD, dated as of November 24, 2021 (such amendment and restatement, the “Eighth A&R LLCA”). Among other things, the Eighth A&R LLCA continues to provide that the majority of the members of the board of managers of VillageMD are to be designated by the Company and certain of its subsidiaries, subject to the terms of the Eighth A&R LLCA.

The foregoing description of the Eighth A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Eighth A&R LLCA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

Debt Commitment Letter

On November 7, 2022, in connection with the entry into the Merger Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”) with VillageMD pursuant to which the Company has committed to provide to VillageMD senior secured credit facilities in the aggregate amount of $2.25 billion (the “VillageMD Facilities”), consisting of (i) a senior secured term loan facility in an aggregate original principal amount of $1.75 billion (the “VillageMD Term Loan”) and (ii) a senior secured revolving credit facility in an aggregate original committed amount of $500 million (the “VillageMD Revolver”). The VillageMD Term Loan will be used for part of the cash portion of the Summit Health-CityMD Acquisition Purchase Price, repayment of all outstanding indebtedness under Summit Health-CityMD’s existing credit agreement and related fees and expenses, and the VillageMD Revolver will be available for general corporate purposes after the consummation of the Summit Health-CityMD Acquisition.

The commitments under the Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the Summit Health-CityMD Acquisition in accordance with the terms set forth in the Commitment Letter.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2022, by and among WP CityMD Topco LLC, Village Practice Management Company, LLC, Project Teton Merger Sub LLC and Shareholder Representative Services LLC*

2.2	Class E Preferred Unit and Class F Preferred Unit Purchase Agreement, dated as of November 7, 2022, by and among WBA Acquisition 5, LLC, Walgreens Boots Alliance, Inc., Cigna Health & Life Insurance Company, Village Practice Management Company, LLC and certain members of Village Practice Management Company, LLC*

10.1	Form of Eighth Amended and Restated Limited Liability Company Agreement of Village Practice Management Company, LLC*

104	Cover Page Interactive Data File (formatted as inline XBRL)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Items 601(a)(5) of Regulation S-K, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical including, without limitation, those regarding the consummation of the Summit Health-CityMD Acquisition, the VillageMD Investment and the VillageMD Facilities, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will,” “likely,” “intend,” “plan,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: November 8, 2022	By:	/s/ Joseph B. Amsbary, Jr.
	Name: Title:	Joseph B. Amsbary, Jr. Senior Vice President and Corporate Secretary